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                                                                   EXHIBIT 23.12

                            [WILLIAMSON LETTERHEAD]

               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.

Williamson Petroleum Consultants, Inc. hereby consents to the use of its name and the information contained in its report, "Evaluation of Proved Oil and Gas Reserves to the Interests of MCNIC Oil & Gas Company in Various Enhanced Oil Recovery Projects Effective December 31, 1998 for Disclosure to the Securities and Exchange Commission, Williamson Project 8.8670" dated December 30, 1998, regarding MCN Energy Group Inc.'s oil and gas reserve information as of December 31, 1998 in DTE Energy Company's Registration Statement on Form S-4 and any amendments thereto, filed in conjunction with DTE Energy Company's merger with MCN Energy Group Inc.

Williamson Petroleum Consultants, Inc., has no interest in MCN Energy Group Inc. or in any affiliated companies or subsidiaries and is not to receive such interest as payment for such reports and has no director, officer, or employee otherwise connected with MCN Energy Group Inc. We are not employed by MCN Energy Group Inc. on a contingent basis.

                                          /s/ WILLIAMSON PETROLEUM CONSULTANTS,
                                                         INC.

                                          --------------------------------------
                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.

Midland, Texas
October 15, 1999